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                                                              Exhibit (8)(d)(i)




             AMENDMENT TO PARTICIPATION AGREEMENT DATED MAY 1, 1998



                                    Schedule
                             PARTICIPATION AGREEMENT
                                  By and Among
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                       And
                           GE INVESTMENTS FUNDS, INC.

                           (as Amended July 26, 2000)

                          Name(s) of Separate Accounts

                       GE Capital Life Separate Account II
                      GE Capital Life Separate Account III



                              Name(s) of Portfolio



                           Small-Cap Value Equity Fund
                            Mid-Cap Value Equity Fund
                                Money Market Fund
                           Premier Growth Equity Fund
                               S&P 500 Index Fund
                                Value Equity Fund
                                U.S. Equity Fund